AUDIUM CORPORATION

                            STOCK PURCHASE AGREEMENT


                            Dated as of April 5, 2001






























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                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement (this "Agreement") is made as of April 5, 2001, by and among Fonix Corporation, a Delaware corporation ("Investor"), and Audium Corporation, a Delaware corporation (the "Company").

                                    Agreement

         The parties, intending to be legally bound, agree as follows:

         1.       Sale and Purchase of Preferred Stock.

                  1.1      Sale and Issuance of Preferred Stock.

         (a) On or before the Closing (as defined below), the Company shall adopt and file with the Secretary of State of Delaware the Certificate of Designation in the form attached hereto as Exhibit A (the "Certificate").

         (b) Subject to the terms and conditions of this Agreement, Investor agrees to purchase at the Closing and the Company agrees to sell and issue to Investor at the Closing (i) $2.8 million of shares of the Company's Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), and (ii) a note in the principal amount of $400,000 (the "Audium Note") convertible into shares of Series A Preferred Stock in accordance with the Audium Note (collectively, the "Securities"). The purchase price per share of Series A Preferred Stock shall be $1.46 (the "Purchase Price") and the $3.2 million payable for the Securities is the "Investment Amount," which shall be payable as provided below.

         (c) At Closing, Investor shall (i) pay the Company $200,000 in immediately available funds and (ii) issue a Promissory Note (the "Fonix Note") in favor of the Company for $2.6 million in the form of Exhibit B to this Agreement. The Fonix Note shall be payable in 13 consecutive monthly installments beginning on June 1, 2001. The payment of Investor's obligations under the Fonix Note shall be secured by the Series A Preferred Stock purchased by Investor under this Agreement pursuant to the Security Agreement attached as Exhibit C to this Agreement (the "Fonix Security Agreement"). The Fonix Security Agreement shall terminate upon payment in full of the Fonix Note in accordance with its terms.

         (d) At the Closing, the Company shall issue 14 share certificates in Investor's name, each for 136,986 shares of Series A Preferred Stock. The Company shall deliver one certificate to Investor at Closing upon receipt of $200,000 from Investor. The remaining certificates shall be held by the Company pursuant to the Fonix Security Agreement. Thereafter, within three business days of receipt of each $200,000 installment payment under the Fonix Note, the Company shall release and deliver to Investor an additional certificate representing 136,986 shares of Series A Preferred Stock (as may be adjusted to give effect to any stock dividends, stock splits or similar recapitalizations) until the Fonix Note is paid in full. The Company shall simultaneously reserve for issuance 273,972 shares of Series A Preferred Stock for issuance upon conversion of the Audium Note.

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         (e) At Closing, the Company shall issue Investor the Audium Note in the amount of $400,000 in exchange for (i) cancellation of that certain convertible promissory note issued by the Company in favor of Investor on February 28, 2001 (the "Old Note") and (ii) Investor's commitment to pay $197,600 in immediately available funds to the Company on May 1, 2001. The Company's obligations under the Audium Note shall be secured by the Company's intellectual property pursuant to the Security Agreement attached as Exhibit J to this Agreement (the "Audium Security Agreement") and a related license agreement (the "Audium License Agreement") in the form of Exhibit L to this Agreement. The Audium Note shall automatically convert into shares of Series A Convertible Preferred Stock, and
the  Audium   Security   Agreement  and  the  Audium  License   Agreement  shall
automatically terminate, upon the Company's next funding with net proceeds to the Company of no less than $2.0 million in accordance with the Audium Note.

         (f) As described in the Fonix Note, Investor's obligation to make monthly installment payments shall cease in the event of the Company's bankruptcy or the cessation of its business resulting from financial insolvency and certain related events. As described in the Certificate, if an Event of Default shall occur (either as defined in the Fonix Note or Fonix Security Agreement), then the protective provisions in Sections 4(b)(iv) through 4(b)(viii) of the Certificate shall be null and void; provided, however, that such actions shall thereafter require the affirmative vote of the Company's Board of Directors in lieu of a Series A Preferred Stock class vote.

                  1.2 Closing. The purchase and sale of the Securities shall take place at the offices of Baker & McKenzie, Dallas, Texas, at 10:00 a.m., local time, on April 9, 2001, or at such other time and place as the Company and Investor mutually agree upon orally or in writing (the "Closing"). The time and date of the Closing are referred to herein as the "Closing Date."

         2. Representations and Warranties of the Company. Except as set forth in the disclosure schedule of the Company (the "Disclosure Schedule") attached hereto as Exhibit D, the Company hereby represents and warrants to Investor as follows. The Disclosure Schedule shall be arranged in the order of the paragraphs contained in Article 2.

                  2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Company.

                    2.2 Capitalization. The authorized capital of the Company consists of the following:

                         (a) 7,500,000 shares of preferred stock, par value $.01
                    per share (the "Preferred Stock"), of which 5,000,000 shares

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                    will be designated  Series A Preferred  Stock upon filing of the Certificate with the Secretary of State of Delaware, none of which will be outstanding immediately prior to the Closing and up to all of which may be sold pursuant to this Agreement or issued upon conversion of the Notes (defined below).

                         (b) 17,500,000  shares of common stock,  par value $.01
                    per share (the "Common Stock"), of which 4,343,520 shares are issued and outstanding as of the date of this Agreement.

                         (c) Except for (i) the conversion  privileges under the
                    outstanding convertible notes in the principal amount of $1,337,200 (the "Notes"), (ii) the conversion privileges of the Series A Preferred Stock, (iii) the rights provided in
                    Section 7 of the Registration Rights Agreement (as defined in Section 4.8), (iv) 1,590,678 shares of Common Stock reserved for issuance under the Company's 2000 Stock Option and Restricted Stock Plan, (v) 89,000 options for Common Stock granted prior to adoption of the 2000 Stock Option and Restricted Stock Plan, (vi) approximately 67,327 shares of Common Stock issuable under the warrants issued in conjunction with the Notes, (vii) approximately 57,842 shares of Common Stock issuable to the Company's investment advisors in conjunction with the issuance of the Notes and the Securities and (viii) shares of Series A Preferred Stock and Common Stock issuable under this Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any of its capital stock.

                  2.3 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association or other business entity other than FlashSpot Networks, Inc. The Company is not a participant in any joint venture, partnership or similar arrangement.

                  2.4 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the agreements and documents to be executed and delivered in accordance herewith (the "Transaction Documents"), the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Securities being sold hereunder has been taken or will be taken prior to the Closing, and the Transaction Documents constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) to the extent the indemnification provisions contained in the Transaction Documents may be limited by applicable federal or state securities laws.

                  2.5 Valid Issuance of Securities. The Securities that are being purchased by Investor hereunder, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and non-assessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the First Refusal Agreement (as defined in Section 3.7) and under applicable federal and state securities laws.



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                  2.6  Governmental  Consents.  No consent,  approval,  order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement other than as may be required to comply with applicable federal and state securities laws.

                  2.7 Offering. Subject in part to the truth and accuracy of the representations of Investor set forth in Article 3, the offer, sale and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

                  2.8 Litigation. There is no action, suit, proceeding or investigation, to the knowledge of the Company, pending or currently threatened against the Company that questions the validity of the Transaction Documents or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse change in the Company or any change in the current equity ownership of the Company. To the knowledge of the Company, the foregoing includes without limitation, actions, suits, proceedings or investigations pending or threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers. To the knowledge of the Company, the Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

                  2.9 Proprietary Information and Inventions Agreements. Each employee of the Company has executed an agreement with respect to proprietary information and inventions in the form made available to Investor. The Company is not aware that any of its employees are in violation thereof in any material respect.

                  2.10 Patents and Trademarks. The Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted without any known conflict with or infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity that are material for the conduct of the Company's business. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses,


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covenants or  commitments of any nature) or other  agreement,  or subject to any judgment, decree or order of any court or administrative agency, that would, in any material respect, conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement or any of the agreements and documents to be executed and delivered in accordance herewith, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach, in any material respect, of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

                  2.11 Compliance with Other Instruments. The Company is not in violation or default of any provision of its Amended Certificate of Incorporation or Bylaws, or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to its knowledge, of any material provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, in any material respect, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company.

                  2.12     Agreements; Action.

                         (a) Except for  agreements  contemplated  hereby and by
                    the Transaction Documents, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

                         (b) Except for  agreements  contemplated  hereby and by
                    the Transaction Documents, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to the Company in excess of, $100,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than the license of the Company's software and products in the ordinary course of business) or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services.

                         (c) The Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock,
                    (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $100,000 or, in the case of indebtedness and/or liabilities individually less than $100,000, in excess of $200,000 in the aggregate, other than the Notes, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.



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                  2.13  Permits.  The  Company  has  all  franchises,   permits,
licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the Company, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

                  2.14 Registration Rights. Except as provided in the Registration Rights Agreement and the securities purchase agreements executed in connection with the Notes, the Company has not granted or agreed to grant any registration rights to any person or entity.

                  2.15 Corporate Documents. The Amended Certificate of Incorporation and Bylaws of the Company are in the form previously made available to Investor.

                  2.16 Title to Property and Assets. The Company owns its material property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance in all material respects with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

                  2.17 Financial Statements. The Company has delivered its financial statements substantially in the form of Exhibit E to this Agreement to Investor, consisting of: (i) unaudited balance sheets as of December 31, 1999 and December 31, 2000; and (ii) unaudited statements of operations, statements of stockholders' equity and statements of cash flows for the periods ended December 31, 1999 and December 31, 2000 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied. The Financial Statements fairly present the financial position of the Company at the dates thereof and the results of operations of the Company for the periods covered thereby.

                 2.18     Changes.  Since December 31, 2000, there has not been:

                         (a) any  damage,  destruction  or loss,  whether or not
                    covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company;

                         (b) any waiver by the Company of a valuable right or of
                    a material debt owed to it;

                         (c) any satisfaction or discharge of any lien, claim or
                    encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the Company (as such business is presently conducted and as it is proposed to be conducted);



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                         (d) any resignation or termination of employment of any
                    key officer of the Company;

                         (e) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

                         (f) any declaration,  setting aside or payment or other
                    distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company; or

                         (g) any  agreement or  commitment  by the Company to do
                    any of the things described in this Section 2.18.

                  2.19 Employee Benefit Plans. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

                  2.20 Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

                  2.21 Minute Books. The minute books of the Company contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

                  2.22 Labor Agreements and Actions; Employee Compensation. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement.

                  2.23 Brokers. The Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

         3. Representations and Warranties of Investor. Investor represents and warrants to the Company that:



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                  3.1 Power. Investor has full power and authority to enter into the Transaction Documents and to carry out its obligations under the terms of the Transaction Documents, and each such agreement constitutes Investor's valid and legally binding obligation, enforceable in accordance with its terms, except
(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

                  3.2 Purchase Entirely for Own Account. This Agreement is made with Investor in reliance upon such Investor's representation to the Company, which, by Investor's execution of this Agreement, Investor hereby confirms that the Securities to be received by Investor and the Common Stock issuable upon conversion thereof, (collectively, the "Issuable Securities") will be acquired for investment purposes only for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, Investor further represents that Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Issuable Securities.

                  3.3 Disclosure of Information. Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Issuable Securities. Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Issuable Securities and the business, properties, prospects and financial condition of the Company.

                  3.4 Investment Experience. Investor has substantial experience in evaluating and investing in securities of companies in the development stage so that Investor is capable of evaluating the merits and risks of Investor's investment in the Company. Investor, by reason of its business or financial experience or the business or financial experience of its professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, has the capacity to protect its own interests in connection with the purchase of the Issuable Securities under this Agreement. Investor also represents it has not been organized for the purpose of acquiring the Issuable Securities.

                  3.5 Accredited Investor. Investor is an "accredited investor" within the meaning of Securities and Exchange Commission (the "SEC") Rule 501 of Regulation D under the Act. Investor has discussed with its professional legal, tax and financial advisors, to the extent it deemed appropriate, the suitability of the investment in the Company.

                  3.6 Restricted Securities. Investor understands that the Issuable Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities must be held indefinitely and may be resold without registration under the Act only in certain limited circumstances such as subsequent registration under the Act or the availability of an exemption from such registration. Investor is aware of and understands the provisions of the current Rule 144 promulgated under the Act


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which permit limited resale of shares purchased in a private  placement  subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

                  3.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, Investor further agrees not to make any disposition of all or any portion of the Issuable Securities unless and until Investor shall have complied in all respects with that certain Amended and Restated First Refusal and Co-Sale Agreement in the form of Exhibit F (the "First Refusal Agreement").

                  3.8 Investment Risk. Investor recognizes that an investment in the Company involves a high degree of risk of loss by Investor of Investor's entire investment in the Company, Investor can bear the economic risk of losing its entire investment and has taken full cognizance of and understands all of the risks related to the purchase of Series A Preferred Stock.

                  3.9 Restrictions on Transfer. It has been disclosed to Investor that the following restrictions and limitations are applicable to Investor's purchase and resales, pledges, hypothecations or other transfers of the Series A Preferred Stock , and, therefore, that Investor must bear the economic risk of investment in the Series A Preferred Stock for an indefinite period of time as described in 3.6:

                           (a) As described in 3.6 above, the shares of Series A Preferred Stock have not been registered and, therefore, they may not be sold, pledged, hypothecated or otherwise transferred unless they are registered under the Act and applicable state securities laws or an exemption from such registration is available and unless the Company receives an opinion of Investors' counsel, reasonably acceptable to the Company, that the transfer of such shares does not require registration under the Act or applicable state securities laws.

                           (b) A legend will be placed on any certificate evidencing the Series A Preferred Stock (or Common Stock issued upon conversion thereof) in substantially the following form:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE STATE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT IN CERTAIN CIRCUMSTANCES UPON DELIVERY TO

                  THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED FOR SUCH TRANSFER AND/OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE ACT AND/OR APPLICABLE STATE SECURITIES LAWS AND/OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

                           (c) Stop transfer  instructions  have been or will be
                  placed with respect to the Series A Preferred Stock so as to restrict the resale, pledge, hypothecation or other transfer thereof.

                           (d) Stop transfer instructions described in subparagraph (iii) above will be placed with respect to any new certificate representing the Series A Preferred Stock upon presentment by Investor of a certificate for transfer.

                           (e) Upon request of a holder of a certificate representing Series A Preferred Stock (or Common Stock issued upon conversion thereof) which has the legend set forth in clause (b) above, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any legend, if with such request, the Company shall have received an opinion from legal counsel to the holder to the effect that the transfer of the Series A Preferred Stock may be effected without registration under the Act.

                  3.10 No Public Market. Investor understands that no public market now exists for any of the securities issued by the Company, that the Company has made no assurances that a public market will ever exist for the Series A Preferred Stock or the underlying Common Stock and that, even if such a public market exists at some future time, the Company may not then be satisfying the current public information requirements of Rule 144.

                  3.11 Brokers or Finders. Investor has not incurred, and will not incur, directly or indirectly, as a result of any action taken by Investor any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

                  The foregoing representations and warranties are true and accurate as of the date hereof and will be true and accurate as of the Closing Date. If in any respect such representations and warranties will not be true and accurate as of the Closing Date, Investor will give written notice of such fact to the Company specifying which representations and warranties are not true and accurate and the reasons therefor.

         4. Conditions to Investor's Obligations at Closing. The obligations of Investor under Section 1.1 are subject to the fulfillment on or before the Closing of each of the following conditions:

                  4.1 Representations and Warranties. The representations and warranties of the Company contained in Article 2 shall be true in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that are date specific, in which case they must have been true in all material respects as of the date made).

                  4.2 Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                  4.3 Compliance Certificate. The President of the Company shall deliver to Investor at the Closing a certificate stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled and stating that there shall have been no material adverse change in the business, affairs, operations, properties, assets or condition of the Company since the date of this Agreement.

                  4.4 Good Standing Certificate. The Company shall have delivered to Investor a good standing certificate relating to the Company from the State of Delaware dated not more than five business days prior to the Closing Date.

                  4.5 Blue Sky. Subject to post-Closing filings, the Company shall have obtained all necessary Blue Sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of the Series A Preferred Stock and the Common Stock issuable upon conversion of the Series A Preferred Stock.

                  4.6 Certificate. The Company shall have filed the Certificate and the Certificate of Amendment of Certificate of Incorporation authorizing the issuance of Preferred Stock with the Delaware Secretary of State.

                  4.7 Opinion of Company's Counsel. Investor shall have received from Baker & McKenzie, counsel to the Company, a legal opinion addressed to it, dated the Closing Date, in substantially the form of Exhibit G.

                  4.8 Registration Rights Agreement. The Company, the Investors (as defined in the Registration Rights Agreement) and the Founders (as defined in the Registration Rights Agreement) shall have executed the Registration Rights Agreement in substantially the form of Exhibit H.

                  4.9 First Refusal and Co-Sale Agreement. The Company, the Common Stockholders (as defined in the First Refusal Agreement) and the Preferred Stockholders (as defined in the First Refusal Agreement) shall have executed the First Refusal Agreement in substantially the form of Exhibit F.

                  4.10 Voting Agreement. The Company and the Common Stockholders (as defined in the Voting Agreement) shall have executed and delivered the Voting Agreement in substantially the form attached hereto as Exhibit I.

                  4.11 Audium Agreements. The Company shall have executed and delivered the Audium Security Agreement, the Audium Note and the Audium License Agreement substantially in the forms attached hereto as Exhibits J, K and L, respectively.

                  4.12 Employment Agreement. The Company and Michael L. Bergelson shall have executed and delivered that certain Employment Agreement in substantially the form previously provided to Investor.

                  4.13 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investor, and it shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

         5. Conditions of the Company's Obligations at Closing. The obligations of the Company to Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by Investor:

                  5.1 Representations and Warranties. The representations and warranties of Investor contained in Article 3 shall be true in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing (except for representations and warranties that are date specific, in which case they must have been true in all material respects as of the date made).

                  5.2 Performance. Investor shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it as of the Closing.

                  5.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Issuable Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

                  5.4 Registration Rights Agreement. Investor and other holders of Series A Preferred Stock shall have executed the Registration Rights Agreement in substantially the form of Exhibit H.

                  5.5 First Refusal and Co-Sale Agreement. The Preferred Stockholders (as defined in the First Refusal Agreement) and the Common Stockholders (as defined in the First Refusal Agreement) shall have executed the First Refusal Agreement in substantially the form of Exhibit F.

                  5.6 Voting Agreement. The Company, Investor and the Common Stockholders (as defined in the Voting Agreement) shall have executed and delivered the Voting Agreement in the form attached hereto as Exhibit I.

                  5.7  Fonix  Agreements.   Investor  shall  have  executed  and
delivered the Fonix Note and the Security Agreement substantially in the forms attached hereto as Exhibits B and C.

                  5.8 Tender of Note. Investor shall have tendered the Old Note to the Company for cancellation.

         6.       Miscellaneous.

                  6.1      [Intentionally Left Blank.]

                  6.2 Survival of Warranties. The warranties, representations and covenants of the Company and Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement until October 6, 2002.

                  6.3 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Issuable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  6.4 Governing Law. The substantive laws of the State of Delaware shall govern the validity, construction, enforcement and interpretation of this Agreement.

                  6.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  6.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  6.7 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by confirmed facsimile transmission or nationally recognized overnight courier service or five business days following deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address or facsimile number indicated for such party indicated below, or at such other address or facsimile number as such party may designate by ten days' advance written notice to the other parties hereto.

                  6.8 Finders' Fee. Except as set forth in the Disclosure Schedule, each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which Investor or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

                  6.9 Expenses. All costs and expenses incurred by the Company and Investor with respect to the negotiation, execution, delivery and performance of this Agreement shall be paid by the party incurring such costs and expenses.

                  6.10 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investor.

                  6.11 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  6.12 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

                  6.13     [Intentionally Left Blank.]

                  6.14 Other Rights. So long as Investor owns at least 500,000 shares of Series A Preferred Stock or 500,000 shares of Common Stock issued upon conversion of the Series A Preferred Stock (or a combination of both), the Company covenants that it will:

                  (a)  furnish   Investor   with  monthly   reports   containing
then-relevant financial operations and sales information on a form mutually agreeable to Investor and the Company; and

                  (b) permit an authorized representative of Investor to visit and inspect the properties of the Company at Investor's expense and to discuss its affairs, finances and accounts with its officers, personnel and auditors, all at such reasonable times as such person may reasonably request, all upon reasonable prior written notice to the President of the Company.

                  (c) not, without the consent of a majority of the Board of Directors, (i) take any action that increases the authorized size of the Company's Board of Directors or (b) make any expenditure over $150,000.

                  (d)      furnish the following reports to Investor:

                         (i) as soon as  available  after the end of each fiscal
                    quarter of the Company other than fiscal year end, and in any event within thirty (30) days thereafter, (A) an unaudited consolidated balance sheet of the Company for such quarter; (B) an unaudited consolidated statement of operations of the Company for such quarter and for the fiscal year of the Company to the end of such quarter; and
                    (C) an unaudited consolidated statement of cash flows of the Company for such quarter and for the fiscal year to the end of such quarter, all in reasonable detail, subject to changes resulting from normal year-end audit adjustments, certified by the principal financial officer of the Company and a comparison between the actual financial figures for such quarterly accounting period and the comparable figures for the prior fiscal year (if any);

                         (ii) as soon as available  after the end of each fiscal
                    year of the Company, and in any event within ninety (90) days thereafter, an audited consolidated balance sheet of the Company, and the related audited consolidated statements of operations, stockholders' equity and cash flows of the Company for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year (if any), all in reasonable detail, accompanied by (A) an opinion on such financial statements of such firm of independent public accountants of nationally recognized standing selected by the Board of Directors of the Company that such financial statements fairly present the financial position of the Company at the end of such fiscal year and the results of their operations and cash flows for such fiscal year in conformity with generally accepted accounting principles and (B) a comparison by the Company between the actual financial figures for such fiscal year and the comparable figures for the prior fiscal year; and

                         (iii) such other data,  reports and  information as the
                    Company may from time to time furnish to holders of its securities.

                  6.15 Indemnity. Each of the Company and Investor covenants that it shall indemnify, defend and hold the other party and its directors, officers, employees, affiliates and agents (the "Indemnified Persons") harmless from and against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including without limitation, interest, penalties, court costs and reasonable attorneys' fees, that any Indemnified Person shall incur or suffer as a result of any material breach of the other party's representations or warranties in this Agreement; provided, however, that Investor's remedy under this Agreement shall be limited to the Investment Amount actually paid by it to the Company and the Company's remedy shall not exceed the Investment Amount not yet paid by Investor under this Agreement as of the date of any such claim for indemnity. No claims may be made under this Section until the amount of such claim equals at least $100,000.

Investor has executed this Agreement this 5th day of April, 2001.


                                 INVESTOR:

                                 FONIX CORPORATION

                                 By:
                                    -------------------------------------
                                 Name:
                                      -----------------------------------
                                 Title:
                                       ----------------------------------

                                 Address:     1225 Eagle Gate Tower
                                              60 East South Temple Street
                                              Salt Lake City, Utah 84111
                                 Telephone:  801-328-8700
                                 Facsimile:   801-328-8778

                                 IRS Employer Identification Number:  87-0380088




ACCEPTED AND AGREED TO:


                                        AUDIUM CORPORATION

                                        By:
                                           -------------------------------------
                                        Name:        Michael L. Bergelson
                                        Title:       President

                                        Address:     150 Lafayette Street
                                                     9th Floor
                                                     New York, New York 10013
                                                     Telephone: (212) 609-4000
                                                     Facsimile:  (646) 349-4820

                                        Date:        April 5, 2001